UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2005

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Franklin Parkway, San Mateo, California	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 312-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On various dates between October 1, 2005 and December 22, 2005, holders of approximately $341,979,000 in aggregate principal amount of the Liquid Yield Option Notes due 2031 (Zero Coupon-Senior) (the “LYONs”) of Franklin Resources, Inc. (the “Company”) converted the LYONs into an aggregate of 3,201,043 shares of its common stock, par value $.10 per share, as described in the table below. There is $529,065,000 in remaining principal amount of LYONs as of December 22, 2005.

Date of Conversion	Principal Amount Of Shares of LYONs Converted ($)	Common Stock Issued (#)
October 03, 2005	15,000	139
October 12, 2005	2,000	18
October 17, 2005	14,000	131
October 31, 2005	8,000	74
October 31, 2005	3,000	28
November 22, 2005	4,000	37
November 23, 2005	13,000	121
November 29, 2005	1,000,000	9,360
November 29, 2005	123,000	1,151
December 06, 2005	30,000	280
December 07, 2005	717,000	6,711
December 09, 2005	4,283,000	40,090
December 09, 2005	3,809,000	35,652
December 09, 2005	4,904,000	45,902
December 15, 2005	2,000	18
December 15, 2005	16,934,000	158,507
December 19, 2005	600,000	5,616
December 20, 2005	147,000	1,375
December 21, 2005	220,236,000	2,061,495
December 22, 2005	89,135,000	834,338

As previously reported in a press released attached as exhibit 99.1 to the Company’s Form 8-K dated September 16, 2005, commencing October 1, 2005, the LYONs became eligible for conversion into shares of the Company’s common stock at a rate of 9.3604 shares of common stock per $1,000 principal amount of LYONs surrendered for conversion. Holders may convert their LYONs into shares of the Company’s common stock at any time before 5:00 p.m. Eastern Time on December 31, 2005. The LYONs were issued in May 2001.

The shares of common stock were issued solely to holders of the LYONs upon conversion of the LYONs pursuant to the exemption from registration provided under Section 3(a)(9) of the

Securities Act of 1933, as amended, which is available since the shares of common stock were exchanged by the Company with its existing security holders exclusively where no commission or other renumeration was paid or given directly or indirectly for soliciting such an exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: December 23, 2005	/s/ Kenneth A. Lewis
Kenneth A. Lewis
Vice President and Treasurer